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                                                                Exhibit 10.14(A)

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                            PURSUANT TO RULE 406

                          AMENDMENT NUMBER 1 TO AMENDED

                    AND RESTATED LETTER AGREEMENT GCT-026/98


      This Amendment Number 1 to Amended and Restated Letter Agreement GCT-026/98, dated as of June 7, 2002 ("Amendment No. 1") relates to the Amended and Restated Letter Agreement GCT-026/98 (the "Letter Agreement") between Embraer - Empresa Brasileira de Aeronautica S.A. ("Embraer") and Republic Airways Holdings, Inc. ("Buyer") dated April 19, 2002, which concerns the Amended and Restated Purchase Agreement GCT-025/98 (the "Purchase Agreement"), as amended from time to time (collectively referred to herein as the "Agreement"). This Amendment No. 1 is between Embraer and Buyer, collectively referred to herein as the "Parties".

This Amendment No. 1 sets forth further agreements between Embraer and Buyer relative to the incorporation of 22 firm aircraft and 30 option aircraft to the Purchase Agreement with certain specifics and exclusives conditions, as provided in Amendment No. 1 to the Purchase Agreement, dated as of the date hereof.

This Amendment No. 1 constitutes an amendment and modification of the Letter Agreement. All terms defined in the Agreement and not defined herein shall have the meaning given in the Agreement when used herein, and in case of any conflict between this Amendment No. 1 and the Agreement, the terms of this Amendment No. 1 shall control.

WHEREAS, in connection with the Parties' agreements as described above, the Parties have agreed to modify the Letter Agreement as provided below;


      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Embraer and Buyer do hereby agree as follows:



1. LETTER AGREEMENT APPLIES TO DELTA AIRCRAFT: The terms of the Letter Agreement shall apply to the Delta Aircraft except as otherwise provided in this Amendment No. 1 to the Letter Agreement.

[*]



4. FINANCING: Article 4 of the Letter Agreement shall not apply to the Delta Aircraft. Embraer shall provide financing assistance for the Delta Aircraft pursuant to the Finance Term Sheet attached hereto as Schedule "7" to the Letter Agreement.



9. OTHER AGREEMENTS: Article 10 of the Letter Agreement is hereby deleted and replaced with the following:

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* Confidential

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933. The omitted materials have been filed separately with the Securities and Exchange Commission.

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      "Any breach, default or failure to perform by Chautauqua or Buyer under any other agreement between one or both of them and Embraer shall be a breach of the Purchase Agreement. Any breach, default or failure to perform by Buyer under the Purchase Agreement shall be a breach and event of default by Buyer and Chautauqua under all other agreements between one or both of them and Embraer.


[*]

11. MISCELLANEOUS: All other provisions of the Agreement which have not been specifically amended or modified by this Amendment No. 1 shall remain valid in full force and effect without any change.

IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Amendment No. 1 to be effective as of the date first written above.

EMBRAER  -  Empresa  Brasileira  de       Republic Airways Holdings, Inc.
Aeronautica S.A.

By    /s/ Frederico Fleury Curado         By    /s/ Robert H. Cooper
      ---------------------------               --------------------------
Name: Frederico Fleury Curado             Name: Robert H. Cooper
Title: EVP Aviation Market                Title: EVP and CFO

By    /s/ Flavio Rimoli                   Date:  June 14, 2002
      ---------------------------         Place: Indianapolis, IN
Name: Flavio Rimoli
Title: Director of Contracts


Date:  June 7, 2002
Place: SJ Campos, Brazil


Witness: /s/ Fernando Bueno               Witness: /s/ Beth A. Taylor
         ------------------------                  -----------------------
Name: Fernando Bueno                      Name: Beth A. Taylor
      ---------------------------               --------------------------




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* Confidential


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                                  SCHEDULE "7"

                              FINANCING TERM SHEET


      Pursuant to negotiations between Embraer - Empresa Brasileira de Aeronautica S.A. ("Embraer"), Republic Airways Holdings, Inc. ("Buyer") and Delta Air Lines, Inc. ("Delta"), Embraer is pleased to present this Financing Term Sheet which describes the general terms and conditions of the financing assistance to be offered [*]. (References to Buyer in this Financing Term Sheet shall be deemed to include Chautauqua).

      Embraer will use commercially reasonable efforts to obtain [*] financing for the Delta Aircraft based on the following basic terms and conditions:

AIRCRAFT:               The Delta Aircraft (i.e. 22 Firm Aircraft and 30
                        Option Aircraft).

[*]

CONDITIONS PRECEDENT:   (1) Absence of any material adverse change in the
                        business, operations or financial condition of Buyer as proposed by the Buyer business plan as reflected in its S1 filing. [*]

                        (2) Absence of litigation by or against Buyer, Delta or any Buyer affiliate, which could be reasonably be expected to have a material adverse effect upon the operations of Buyer [*]

                        (3) For the Option Aircraft, absence of any material adverse change in the financial/lease markets [*]

                        (4) [*]

                        (5) No changes or amendments to Section 1110 of the United States Bankruptcy Code as currently legislated and interpreted in a manner that would materially adversely affect the financing parties in a United States aircraft financing, and that has had a materially adverse effect on the aircraft financing market; [*]

                        (6) Buyer shall cooperate with any financing party, or any other participant in the financing structure, and shall provide financial and other information reasonably requested by such participants.

                        (7) There shall not be a monetary default by Buyer with respect to the pertinent financing parties at the time of financing.


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* Confidential

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                        (8) Buyer shall waive trial by jury in respect of any
                        claim based upon or arising out of financings and resulting transactions.

                        (9) All payments to be made by the Buyer in favor of the financing parties shall be free and clear of any taxes, levies, duties or other deductions of whatever nature including standard gross up provisions.

                        (10) [*]
















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* Confidential